Exhibit 99.1

Contacts:

Susan M. Kanaya

Senior Vice President, Finance and

Chief Financial Officer or

Markus J. Cappel, Ph.D.

Chief Business Officer

650-210-2900

investor@chemocentryx.com

ChemoCentryx Announces Proposed Public Offering of Common Stock

Mountain View, CA—April 15, 2013 – ChemoCentryx (Nasdaq:CCXI) announced today that it has commenced an underwritten public offering of $60 million of its common stock. In connection with this offering, ChemoCentryx plans to grant the underwriters a 30-day option to purchase up to an additional 15 percent of the number of shares sold to cover over-allotments, if any. J.P. Morgan Securities LLC and Goldman, Sachs & Co. are acting as joint book-running managers for the offering. All shares of the common stock to be sold in the offering will be offered by ChemoCentryx. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The offering will be made by ChemoCentryx pursuant to a registration statement on Form S-3 previously filed with the Securities and Exchange Commission (SEC), which became effective on April 3, 2013. A preliminary prospectus supplement related to the offering has been filed with the SEC and is available on the SEC’s website located at http://www.sec.gov. Copies of the preliminary prospectus supplement relating to this offering may be obtained from J. P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by calling toll-free (866) 803-9204 or from Goldman, Sachs & Co., Prospectus Department, 200 West Street, New York, NY, 10282, by calling (866) 471-2526, or by e-mailing prospectus-ny@ny.email.gs.com.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor will there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or other jurisdiction.

About ChemoCentryx

ChemoCentryx, Inc. is a clinical-stage biopharmaceutical company focused on discovering, developing and commercializing orally-administered therapeutics that target the chemokine and chemoattractant systems in order to treat autoimmune diseases, inflammatory disorders and cancer. The chemokine system is a biological network that regulates inflammation via a collection of secreted chemokine molecules, or ligands, and their specific cell surface receptors. Based on its proprietary drug discovery and drug development platform, ChemoCentryx has generated multiple clinical and preclinical-stage programs, each targeting distinct chemokine and chemoattractant receptors with different small molecule compounds.

Forward-Looking Statements

ChemoCentryx cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. Words such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “potential” or “continue” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations and include the Company’s statements regarding the completion, timing and size of its offering. The inclusion of forward-looking statements should not be regarded as a representation by ChemoCentryx that any of its plans will be achieved. Actual results may differ from those set forth in this release due to the risks and uncertainties inherent in the ChemoCentryx business and other risks described in the Company’s filings with the Securities and Exchange Commission (“SEC”). You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and ChemoCentryx undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. Further information regarding these and other risks is included under the heading “Risk Factors” in ChemoCentryx’s periodic reports filed with the SEC, including ChemoCentryx’s Annual Report on Form 10-K for the year ended December 31, 2012 which is available from the SEC’s website (www.sec.gov). All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

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Source: ChemoCentryx, Inc.